UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________________________________________

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

___________________________________________

Check the appropriate box:

☒  Preliminary Information Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐  Definitive Information Statement

ATLAS TECHNOLOGY INTERNATIONAL, INC.

(Name of Registrant As Specified in its Charter)

☒  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies: N/A
2)	Aggregate number of securities to which transaction applies: N/A
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined: N/A
4)	Proposed maximum aggregate value of transaction: N/A
5)	Total fee paid: N/A

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid: none
2)	Form, Schedule or Registration Statement No.: N/A
3)	Filing Party: N/A
4)	Date Filed: N/A

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ATLAS TECHNOLOGY INTERNATIONAL, INC.

8444 Reseda Blvd. Suite B

Northridge, California 91324

Telephone (818) 272-5987

Dear Shareholders:

We are writing to advise you that our Board of Directors (the “Board”) and the holders of a majority of our outstanding common stock (the “Majority Holders”) have approved:

(1)	An amendment to the Company’s current certificate of incorporation to change its corporate name from SWEETS & TREATS, INC. to ATLAS TECHNOLOGY INTERNATIONAL, INC. (the “Name Change”);
(2)	Adoption of the Company’s Amended and Restated Certificate of Incorporation, which makes no material changes to our existing Certificate of Incorporation, other than incorporating the amendments described in Proposal (1) above.

These actions were approved by our Board on August 10, 2016, and the Majority Holders approved these actions by written consent in lieu of a special meeting on August 10, 2016 (the “Written Consent”) in accordance with the relevant sections of the Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our shareholders of record on August 10, 2016 (the “Record Date”) of the corporate action taken by the Majority Holders in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. These corporate actions will become effective as soon as possible, but not sooner than 20 days following the date that the accompanying Information Statement is first mailed to our shareholders. The Information Statement is first mailed to you on or about August [ ], 2016. The accompanying Information Statement also constitutes notice under Section 228 of the Delaware General Corporation Law that the corporate action was taken by Written Consent of the Majority Holders.

Please feel free to call us at (818) 272-5987 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in ATLAS TECHNOLOGY INTERNATIONAL, INC.

For the Board of Directors of ATLAS TECHNOLOGY INTERNATIONAL, INC.
August 16, 2016	/s/ Tiffany Aguayo Tiffany Aguayo, Director and Co-CEO

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ATLAS TECHNOLOGY INTERNATIONAL, INC.

8444 Reseda Blvd. Suite B

Northridge, California 91324

INFORMATION STATEMENT REGARDING ACTIONS

TAKEN BY WRITTEN CONSENT OF MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the shareholders of ATLAS TECHNOLOGY INTERNATIONAL, INC. in connection with the written consent in lieu of meeting (the “Written Consent”) by holders of a majority of our issued and outstanding voting securities (the “Majority Holders”) to approve:

(1)	An amendment to the Company’s current Certificate of Incorporation to change its corporate name from SWEETS & TREATS, INC. to ATLAS TECHNOLOGY INTERNATIONAL, INC. (the “Name Change”);
(2)	Adoption of the Company’s Amended and Restated Certificate of Incorporation, which makes no material changes to our existing Certificate of Incorporation, other than incorporating all prior amendments and the amendments described in Proposals (1) above.

On August 10, 2016, our Board approved these actions by unanimous written consent in lieu of a meeting. Also on August 10, 2016 the Majority Holders of our issued and outstanding common stock, being our only class of outstanding voting securities, executed the Written Consent in accordance with the Delaware General Corporation Law (the “DGCL”). The consenting shareholders and their respective approximate ownership percentage of the voting stock of the Company, which total in the aggregate 71.16% of the outstanding voting stock, are as follows: Ying-Chien Lin (52.43%) and Lynx Consulting Group Ltd. (18.73%).

The elimination of the need for a meeting of shareholders to approve these actions is made possible by the DGCL which generally provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In order to eliminate the costs involved in holding a special meeting the Majority Holders executed the Written Consent.

This Information Statement is being delivered to inform our shareholders of record on August 10, 2016 (the “Record Date”) of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. The corporate actions taken by Written Consent will become effective as soon as possible, but not sooner than 20 days following the date that this Information Statement is first mailed to our shareholders. The Information Statement is first mailed to you on or about August [*], 2016. No appraisal rights are afforded to our shareholders under the DGCL as a result of the corporate action taken by Written Consent of the Majority Holders.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

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PRINCIPAL SHAREHOLDERS

At the August 10, 2016 Record Date, we had 53,400,000 shares of common stock issued and outstanding and -0- shares of preferred stock outstanding. The following table sets forth information known to us as of the Record Date, relating to the beneficial ownership of shares of our voting securities by:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock;
•	each director;
•	each named executive officer; and
•	all named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of ATLAS TECHNOLOGY INTERNATIONAL, INC., 8444 Reseda Blvd. Suite B, Northridge, California 91324. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name	Amount and Nature of Voting Beneficial Ownership	% of Class
Ying-Chien Lin (1)	28,000,000	52.43%

Ming-Shu Tsai(1)(2)	10,000,000	18.73%

Tiffany Aguayo(1)(2)	-0-	-0-

Lynx Consulting Group Ltd (3)	3,000,000	5.62%

All officers and directors as a group (3 person)	38,000,000	71.16%

(1)	Member of our board of directors.
(2)	Co-Chief Executive Officers
(3)	Significant Shareholder

PROPOSAL 1

CHANGE OF CORPORATE NAME TO ATLAS TECHNOLOGY INTERNATIONAL, INC.

On August 10, 2016 our Board approved, subject to shareholder approval, the Amended and Restated Certificate of Incorporation (the “Restated Certificate”), which includes an amendment to our current Certificate of Incorporation to change our corporate name from SWEETS & TREATS, INC. to ATLAS TECHNOLOGY INTERNATIONAL, INC. On August 10, 2016, the Restated Certificate was also approved by the Majority Holders pursuant to the Written Consent. The text of the proposed Restated Certificate is set forth in Exhibit “A”.

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Purpose of the Name Change

We believe changing our name to Atlas Technology International, Inc. more accurately describes our plans and services. Our corporate strategy will continue with our acquisition and holding strategy of existing companies with revenues and positive cash flow; however, the focus will be largely in the technology space where we can leverage our resources. We have no current plans or arrangements with respect to making any acquisition or with respect to entering any specific business. Under Delaware law, the Name Change requires an amendment to our corporate charter.

The change in corporate name will not affect the validity or transferability of stock certificates presently outstanding. Shareholders should keep the certificates they now hold, which will continue to be valid, and should not send them to us or our transfer agent.

Our common stock is currently quoted on the Over-the-Counter Bulletin Board, and pursuant to Rule 10b-17 of the Securities Exchange Act of 1934 the Name Change will require approval by FINRA in order for it to be recognized for trading purposes. The Name Change will result in a change in our CUSIP number and a change in our trading symbol.  We will provide definitive information on our new trading symbol and CUSIP number in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission prior to the effective date of the Name Change.

Vote Required

Pursuant to the DGCL, the approval of Proposal 1 required a majority of our outstanding voting capital stock. As discussed above, the Majority Holders have consented to this Proposal 1.

PROPOSAL 2

ADOPTION OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Our Board and the Majority Holders have approved the Amended and Restated Certificate of Incorporation, a copy of which is included as Exhibit “A” to this Information Statement. The descriptions in this Information Statement are summaries and are qualified in their entirety by reference to the Amended and Restated Certificate of Incorporation.

The principal changes in the Amended and Restated Certificate of Incorporation are the following:

Designation of Series A, B and C Preferred Stock. Pursuant to its authority set forth in our original Certificate of Incorporation, the Board created and designated the terms of Series A, B and C Preferred Stock as described in the Restated Articles. The Board has broad discretion in the creation and issuance of one or more classes or series of preferred stock, which shall be set forth in the resolution or resolutions adopted by the board providing for the issuance of such class or series and included in a certificate of designation filed pursuant to the Delaware General Corporation Law. The board of directors is vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions. Each class or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board may determine, from time to time, which shall be set forth in the certificate of designation. We do not presently have any agreements or understandings with respect to the issuance of preferred stock. However, since we require additional funds for our operations, we believe that we need the flexibility to be able to issue preferred stock in the event that we sell equity securities.

In connection with the amendments described in Proposal 1, the Board believes that it is in the best interest of the shareholders to adopt the Restated Certificate attached hereto as Exhibit “A”.  The Restated Certificate will incorporate the amendments set forth in Proposal 1 relating to the change of our corporate name. Other than Proposal 1, the Restated Certificate does not incorporate any other material changes.

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Reasons for Adopting the Amended and Restated Certificate of Amendment

The principal reason for adopting the Restated Certificate is to incorporate all amendments into one document.

Vote Required

Pursuant to the DGCL, the approval of Proposal 2 required a majority of our outstanding voting capital stock. As discussed above, the Majority Holders have consented to this Proposal 2.

GENERAL MATTERS RELATED TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Restated Certificate was not adopted to deter any known effort to obtain control of our company and is not being adopted as an anti-takeover measure with respect to any specific transaction. Except with respect to shares currently reserved for issuance and otherwise as set forth in this Information Statement, we have no arrangements, agreements, or understandings in place at the present time for the issuance of any shares of common stock or the shares of preferred stock authorized by the Restated Certificate.

The text of the form of Restated Certificate, which will be filed with the Delaware Secretary of State is included as Exhibit “A” to this Information Statement. The text of the form of Restated Certificate is, however, subject to amendment to reflect any changes that may be required by the Delaware Secretary of State or that our Board may determine to be necessary or advisable ultimately to comply with applicable law and to effectuate the Restated Certificate.

The adoption of the Restated Certificate will not in and of itself cause any change in our capital accounts. Other than the Name Change, all other provisions of our Certificate of Incorporation, as then amended to date, will in all material respects remain unchanged upon the filing of the Restated Certificate.

The DGCL require that, in order for us to file the Restated Certificate, the amendments to our Certificate of Incorporation must be approved by the affirmative vote of the holders of a majority of our common shares. The Restated Certificate was approved on August 10, 2016 by our Board, subject to shareholder approval. Such shareholder approval was granted on August 10, 2016 by Written Consent of our Majority Holders.

We anticipate that the Restated Certificate will be filed in Delaware as soon as possible but in no event sooner than 20 days following the date that this Information Statement is first mailed to our shareholders. However, the exact timing of the effective date of the Restated Certificate will be determined by our Board, following approval by FINRA, based upon our Board’s evaluation as to when such action will be most advantageous to us and our shareholders. Our Board reserves the right to delay filing the amendment for up to 12 months following the date of the Written Consent. In addition, our Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to determine not to proceed with filing of the Restated Certificate, or any one or more of its components, if, at any time prior to filing the amendment, our Board, in its sole discretion, determines that it is no longer in the best interests of our company and our shareholders to do so.

Under Delaware law there are no appraisal rights available to our shareholders in connection with the Restated Articles.

HOUSEHOLDING

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for Information Statements with respect to two or more securityholders sharing the same address by delivering a single Information Statement addressed to those securityholders. This process, which is commonly referred to as “householding” provides potentially extra convenience for stockholders and cost savings for companies.

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A number of brokers with account holders who are stockholders of ours will be householding our Information Statement and the documents incorporated by reference that we are furnishing with the Information Statement. A single Information Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or from our company that either of them will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If at any time, you no longer wish to participate in householding and would prefer to receive a separate Information Statement, or if you currently receive multiple copies of the Information Statement at your address and would like to request householding of our communications, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather than through a brokerage account, you should contact us in writing at ATLAS TECHNOLOGY INTERNATIONAL, INC., 8444 Reseda Blvd. Suite B, Northridge, California 91324 or by telephoning us at (818) 272-5987.

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, ATLAS TECHNOLOGY INTERNATIONAL, INC., 8444 Reseda Blvd. Suite B

Northridge, California 91324.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

August 16, 2016	BY ORDER OF THE BOARD OF DIRECTORS /s/ Tiffany Aguayo Tiffany Aguayo, Director and Co-CEO

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EXHIBIT A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ATLAS TECHNOLOGY INTERNATIONAL, INC.

Atlas Technology International, Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

1.                  The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 7, 2014 under the name Sweats & Treats, Inc. (the "Certificate of Incorporation").

2.                  A Certificate of Amendment of Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 19, 2016 pursuant to which the Corporation changed its name from Sweats & Treats, Inc. to Atlas Technology International, Inc.

3.                  This Amended and Restated Certificate of Incorporation of the Corporation amends and restates the Certificate of Incorporation of the Corporation, as amended and was duly adopted in accordance with the provisions of Section 242 and 245 of the Delaware General Corporation Law, and was approved by written consent of the stockholders of the Corporation given in accordance with the provisions of Section 228 of the Delaware General Corporation Law. The resolution setting forth this Amended and Restated Certificate of Incorporation is as follows:

ARTICLE I

The name of the Corporation is Atlas Technology International, Inc.

ARTICLE II

The registered office of the Corporation in the State of Delaware is 1013 Centre Road, Suite 403-B, Wilmington, Delaware 19805, in the county of New Castle and the name of the registered agent at such address is the Vcorp Services, LLC.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of the State of Delaware.

ARTICLE IV

The total number of shares of all classes that the Corporation has authority to issue is

100,000,000 shares of voting common stock, $0.00001 par value per share and 1,000,000 shares of preferred stock, $0.00001 par value per share (the "Preferred Stock").

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of this corporation is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such shares. Subject to compliance with applicable protective and voting rights provisions that have been granted to outstanding series of Preferred Stock in a Certificate of Designation or this Amended and Restated Certificate of Incorporation, the Board of Directors of this corporation is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors of this corporation originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series unless a vote of the holders of such series is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

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The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of Preferred Stock of the Corporation.

A. CERTIFICATE OF DESIGNATION, SERIES A PREFERRED STOCK

1. DESIGNATION. --Ten thousand (10,000) shares of Series A Preferred Stock, par value $0.00001 per share, are authorized pursuant to the Corporation’s Amended and Restated Certificate of Incorporation (the “Series A Preferred Stock” or “Series A Preferred Shares”).

2. ISSUANCE AND PRICE.

(a) Shares of Series A Preferred Stock may only be issued to statutory officers, members of the Board of Directors and employees of, or consultants to, the Corporation, or as determined by a unanimous vote of the Board of Directors (collectively, “Qualified Persons”).

(b) Each share of Series A Preferred Stock has an issuance price of U.S.$1,000 (one thousand U.S. dollars). The issuance price may be changed at any time by a unanimous vote of the Board of Directors without an amendment to this Certificate of Designation. Consideration accepted as payment for Series A Preferred Shares shall include cash, and any other consideration as determined by the Board of Directors.

3. CONVERSION RIGHTS.

(a) Shares of Series A Preferred Stock shall have no conversion rights until six months from the date of issuance, and then shall have conversion rights as specified in paragraph (b) below.

(b) Each share of Series A Preferred Stock may be converted at the sole election of the holder, at any time beginning six months from the date of its issuance, into shares of the Common Stock according to the following formula:

The total number of issued and outstanding shares of the Common Stock at time of conversion (“Issued Common”) plus the total number of issued and outstanding shares of the Series B Preferred Stock at time of conversion (“Issued B”) plus the total number of issued and outstanding shares of the Series C Preferred Stock at time of conversion (“Issued C”).

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The above three figures, after being added together, is multiplied by two, then divided by the number of issued and outstanding shares of Series A Preferred Stock at time of conversion (“Issued A”).

The formula in symbols:

(Issued Common + Issued B + Issued C) x 2/Issued A= number of shares common stock issuable upon conversion of each share of Series A Preferred Stock

(c) Following receipt by the Corporation’s duly appointed transfer agent of a notice of conversion to Common Stock from the holder, together with the holder’s stock certificate(s) evidencing the Series A Preferred Stock to be converted, the Corporation’s transfer agent shall issue and deliver to such holder a certificate for the number of shares of Common Stock issuable to the holder pursuant to the holder’s conversion in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued, if appropriate, with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and that it cannot be transferred or sold unless it is so registered, or an exemption from registration is available. The shares of Common Stock shall be issued in the same name as the person who is the holder of the Series A Preferred Stock unless the holder assigns such shares to another person or entity and, in the opinion of counsel to the Corporation, such issuance to another person or entity can be made in compliance with applicable securities laws.

(d) All shares of Common Stock delivered upon conversion of the Series A Preferred Stock as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the conversion date, such converted shares of the Series A Preferred Stock shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

(e) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series A Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to allow for such conversion.

4. DIVIDENDS. --The shares of Series A Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion, except that, upon any declaration of a dividend, eighty percent (80%) of the total aggregate value of the dividend shall be distributed to the shares of the Series A Preferred Stock.

5. VOTING RIGHTS.

(a) For matters in which Delaware law restricts voting only to those shares of this series of Preferred Stock, or only to the shares of the Preferred Stock class as a whole, each share of Series A Preferred Stock shall have five million (5,000,000) votes.

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(b) For all other matters in which shares of Series A Preferred Stock are legally allowed to vote, the voting rights are as follows:

i. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to eighty percent (80%) of the voting rights of the entire Corporation.

ii. Each share of Series A Preferred Stock which is issued and outstanding shall have the voting rights equal to eighty percent (80%) of the voting rights of the entire Corporation, divided by the number of shares of Series A Preferred Stock issued and outstanding at the time of voting.

6. LIQUIDATION RIGHTS. --Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any other series or class of stock, ninety percent (90%) of the assets of the Corporation, or liquidated value thereof, which remain after any legally obligated payments are made by the Corporation, shall be distributed to the holders of the Series A Preferred Stock, with each holder receiving their respective pro rata share of such assets, or liquidated value thereof.

7. CALL (REDEMPTION) PROVISION. --Shares of Series A Preferred Stock are not callable (redeemable).

8. SENIORITY (RANK). --For any purpose other than those specifically delineated in Sections A.1 – A.7 above, the Series A Preferred Stock Class shall have seniority, priority and rank over all other classes and series of stock.

9. SEVERABILITY OF PROVISIONS. --Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

10. AMENDMENTS. --The provisions of Series A Preferred Stock Class (Sections A.1 – A.10 of this Certificate of Designations) may not be amended without the unanimous vote of the Board of Directors and a majority of the shares of the outstanding Series A Preferred Stock.

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B. CERTIFICATE OF DESIGNATION, SERIES B PREFERRED STOCK

1. DESIGNATION. -- Two hundred fifty thousand (250,000) shares of Series B Preferred Stock, par value $0.00001 per share, are authorized pursuant to the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Series B Preferred Stock”).

2. PRICE. --The issuance price per share of Series B Preferred Stock shall be equal to one thousand dollars (US$1,000). The issuance price may be changed at any time by a majority vote of the Board of Directors without an amendment to this Certificate of Designation. Consideration accepted as payment for Series B Preferred Shares shall include cash, and any other consideration as determined by the Board of Directors.

3. SENIORITY (RANK). --For any purpose other than those specifically delineated in Sections B.4 – B.12 below, the Series B Preferred Stock class shall have seniority, priority and rank over all other classes and series of stock except the Series A Preferred Stock class.

4. DIVIDENDS. --The holders of the Series B Preferred Stock shall not be entitled to receive dividends.

5. CALL (REDEMPTION). --Beginning 36 months from the date of issuance (the “Maturity Date”), the Corporation may, at any time, redeem for cash (the “Call”) any and/or all of such issued shares of the Series B Preferred Stock, which cash redemption shall consist of a cash payment of 115% of the price paid per share.

6. PRE-EMPTION OF THE CALL. --Upon receipt of a notice by the Corporation to Call, each holder of Series B Preferred Stock shall have the right to convert his/her/its shares to common shares, so long as he/she/it elects to do so within the prescribed conversion process, as described in the notice.

7. CONVERSION RIGHTS.

(a) Each share of Series B Preferred Stock may be convertible, at any time by the respective holder, into the number of shares of the Corporation’s Common Stock, equal to the price paid for the share of Series B Preferred Stock, divided by $0.001. Such conversion shall be deemed to be effective on the business day (the “Conversion Date”) following the receipt by the Corporation of written notice from the holder of the Series B Preferred Stock of the holder's intention to convert the shares of Series B Stock, together with the holder's stock certificate or certificates evidencing the Series B Preferred Stock to be converted.

(b) Following receipt by the Corporation’s duly appointed transfer agent of a notice of conversion to Common Stock from the holder, together with the holder’s stock certificate(s) evidencing the Series B Preferred Stock to be converted, the Corporation’s transfer agent shall issue and deliver to such holder a certificate for the number of shares of Common Stock issuable to the holder pursuant to the holder’s conversion in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued, if appropriate, with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and that it cannot be transferred or sold unless it is so registered, or an exemption from registration is available. The shares of Common Stock shall be issued in the same name as the person who is the holder of the Series B Preferred Stock unless the holder assigns such shares to another person or entity and, in the opinion of counsel to the Corporation, such issuance to another person or entity can be made in compliance with applicable securities laws.

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(c) All shares of Common Stock delivered upon conversion of the Series B Preferred Stock as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the conversion date, such converted shares of the Series B Preferred Stock shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

(d) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series B Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to allow for such conversion.

8. LIQUIDATION PREFERENCE. --In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount up to $1,000 per share before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation’s capital stock except Series A Preferred Stock. The entire assets of the Corporation available for distribution after the liquidation preferences of the Series A Preferred Stock are fully met shall be distributed ratably among the holders of the Series B Preferred Stock, up to a maximum of $1,000 per share. Neither an acquisition by, nor a consolidation or merger of the Corporation with, another corporation – even if the Corporation is the non-surviving entity – nor a sale or transfer of all or part of the Corporation’s assets for cash, securities or other property, will be considered a liquidation, dissolution or winding up of the Corporation.

9. VOTING RIGHTS. --No voting rights attach to the Series B Preferred Stock.

10. STATUS OF ACQUIRED SHARES. --Shares of Series B Preferred Stock called (redeemed) by the Corporation, will be restored to the status of authorized but unissued shares of Series B Preferred Stock.

11. PROTECTION PROVISIONS. --So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of a majority of the holders: (a) alter or change the rights, preferences or privileges of the Series B Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series B Preferred Stock; or (c) increase the authorized number of shares of Series B Preferred Stock.

12. SEVERABILITY OF PROVISIONS. --Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

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C. CERTIFICATE OF DESIGNATION, SERIES C PREFERRED STOCK

1. DESIGNATION. --Two hundred fifty thousand (250,000) shares of Series C Preferred Stock, par value $0.00001 per share, are authorized pursuant to the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Series C Preferred Stock”).

2. PRICE. --The issuance price per share of the Series C Preferred Stock shall be equal to one thousand dollars (US$1,000). The issuance price may be changed at any time by the Board of Directors without an amendment to this Certificate of Designation. Consideration accepted as payment for Series C Preferred Shares shall include cash, and any other consideration as determined the Board of Directors.

3. SENIORITY (RANK). --For any purpose other than those specifically delineated in Sections C.4 – C.12 below, the Series C Preferred Stock Class shall have seniority, priority and rank over all other classes and series of stock except the Series A and Series B Preferred Stock Classes.

4. DIVIDENDS. --The holders of the Series C Preferred Stock shall not be entitled to receive dividends.

5. CALL (REDEMPTION). --Beginning 36 months from the date of issuance (the “Maturity Date”), the Corporation may, at any time, redeem for cash (the “Call”) any and/or all of such issued shares of the Series C Preferred Stock, which cash redemption shall consist of a cash payment of 115% of the price paid per share.

6. PRE-EMPTION OF THE CALL. --Upon receipt of a notice by the Corporation to Call, each holder of Series C Preferred Stock shall have the right to convert his/her/its shares to common shares, so long as he/she/it elects to do so within the prescribed conversion process, as described in the notice.

7. CONVERSION RIGHTS.

(a) Each share of Series C Preferred Stock may be convertible, at any time by the respective holder, into the number of shares of the Corporation’s Common Stock, equal to the price paid for the share of Series C Preferred Stock divided by $0.01. Such conversion shall be deemed to be effective on the business day (the “Conversion Date”) following the receipt by the Corporation of written notice from the holder of the Series C Preferred Stock of the holder's intention to convert the shares of Series C Stock, together with the holder's stock certificate or certificates evidencing the Series C Preferred Stock to be converted.

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(b) Following receipt by the Corporation’s duly appointed transfer agent of a notice of conversion to Common Stock from the holder, together with the holder’s stock certificate(s) evidencing the Series C Preferred Stock to be converted, the Corporation’s transfer agent shall issue and deliver to such holder a certificate for the number of shares of Common Stock issuable to the holder pursuant to the holder’s conversion in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued, if appropriate, with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and that it cannot be transferred or sold unless it is so registered, or an exemption from registration is available. The shares of Common Stock shall be issued in the same name as the person who is the holder of the Series C Preferred Stock unless the holder assigns such shares to another person or entity and, in the opinion of counsel to the Corporation, such issuance to another person or entity can be made in compliance with applicable securities laws.

(c) All shares of Common Stock delivered upon conversion of the Series C Preferred Stock as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the conversion date, such converted shares of the Series C Preferred Stock shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

(d) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series C Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to allow for such conversion.

8. LIQUIDATION PREFERENCE. --In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount up to $1,000 per share before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation’s capital stock except Series A Preferred Stock. The entire assets of the Corporation available for distribution after the liquidation preferences of the Series A Preferred Stock and the Series B Preferred Stock are fully met, shall be distributed ratably among the holders of the Series C Preferred Stock, up to a maximum of $1,000 per share. Neither an acquisition by, nor a consolidation or merger of the Corporation with, another corporation – even if the Corporation is the non-surviving entity – nor a sale or transfer of all or part of the Corporation’s assets for cash, securities or other property, will be considered a liquidation, dissolution or winding up of the Corporation.

9. VOTING RIGHTS. -- No voting rights attach to the Series C Preferred Stock.

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10. STATUS OF ACQUIRED SHARES. --Shares of Series C Preferred Stock called (redeemed) by the Corporation, will be restored to the status of authorized but unissued shares of Series C Preferred Stock.

11. PROTECTION PROVISIONS. --So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of a majority of the holders: (a) alter or change the rights, preferences or privileges of the Series C Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series C Preferred Stock; or (c) increase the authorized number of shares of Series C Preferred Stock.

12. SEVERABILITY OF PROVISIONS. --Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

ARTICLE V

PERPETUAL EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE VI

LIMITATION OF LIABILITY; INDEMNIFICATION

To the fullest extent permitted by the DGCL, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit If the DGCL is amended after the effective date of this Restated and Amended Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DOCL, as so amended.

The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the DGCL, indemnify each person who it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The indemnification provided for herein shall not be deemed exclusive of any other rights to which each such indemnified person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnified person's official capacity and as to action in another capacity while serving as a director, officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

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IN WITNESS WHEREOF, the Corporation has caused this Amended and

Restated Certificate of Incorporation to be executed on August 16, 2016.

ATLAS TECHNOLOGY INTERNATIONAL, INC.

By:	/s/ Ming-Shu Tsai,
Name:	Ming-Shu Tsai, Co-CEO

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